Exhibit 10.3

AMENDMENT NO. 8 TO
LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 8 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 8”) dated July 31, 2006, by and among AEP Industries Inc. (“Borrower”), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, in its capacity as agent for Lenders (in such capacity, “Agent”).

W I T N E S S E T H

WHEREAS, Agent, Lenders and Borrower have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated November 20, 2001, by and among Agent, Lenders and Borrower, as amended by Amendment No. 1 to Loan and Security Agreement dated December 9, 2001, Amendment No. 2 to Loan and Security Agreement dated July 10, 2002, Amendment No. 3 to Loan and Security Agreement dated October 16, 2002, Amendment No. 4 to Loan and Security Agreement dated February 3, 2005, Consent and Amendment No. 5 to Loan and Security Agreement dated as of February 25, 2005, Amendment No. 6 to Loan and Security Agreement dated May 12, 2005 and Amendment No. 7 to Loan and Security Agreement dated October 28, 2005 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the “Financing Agreements”); and

WHEREAS, Borrower has requested that Agent and Lenders agree to make certain amendments to the Loan Agreement in connection with the proposed purchase by Borrower or its subsidiaries of certain shares of Borrower;

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Definitions.

(a)   Additional Definitions.  As used herein, each of the following terms shall have the meaning given to it below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

“Amendment No. 8” shall mean Amendment No. 8 to Loan and Security Agreement by and among Agent, Lenders and Borrower as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Finance Co.” shall mean AEP Industries Finance Inc., a Delaware corporation and newly-formed, wholly-owned Subsidiary of Borrower.

“Finance Co. Investment” shall mean any loan or advance to, or other investment in (by capital contribution, dividend or otherwise), Finance Co. by Borrower, provided, that, as to any such loan, advance or other investment, each of the following conditions is satisfied:  (i)  as of the date of any such loan, advance or other investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (ii)  as of the date of any such loan, advance or other investment, and after giving effect thereto, if there are any Loans or Letter of Credit Accommodations outstanding as of such date and after giving effect to any such loan, advance or investment, (A) as of the date of any such payment, and after giving effect thereto, Excess Availability shall be not less than $20,000,000 and (B) as of the date of any such payment and after giving effect thereto, the aggregate amount of all payments in respect of Permitted Transactions shall not exceed $75,000,000 in the fiscal year of Borrower ending October 31, 2006 or $50,000,000 in any fiscal year thereafter, and (iii) all of the proceeds of any such loan, advance or other investment shall be used by Finance Co. to make a substantially contemporaneous payment to redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock of Borrower permitted under Section 9.11(c) hereof.

(b)   Amendment to Definition.  The term “Permitted Transactions” in Section 1.80 of the Loan Agreement is hereby amended to delete the reference to “Senior Subordinated Notes” in Section 1.80(b) thereof and replace it with the following:  “New Senior Notes”. The term “Permitted Transactions” in Section 1.80 is also hereby amended by adding the following new Sections 1.80(e) and 1.80(f) at the end  thereof:

“(e) any payment by any Subsidiary of Borrower in respect of the repurchase or redemption of the Capital Stock of Borrower; and

(f) any Finance Co. Investment (without duplication of any amounts paid to redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock of Borrower permitted under Section 9.11(c) using the proceeds of such Finance Co. Investment that constitutes a Permitted Transaction).”

(c)   Interpretation.  For purposes of this Amendment No. 8, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 8.

2.     Amendments to Loan Agreement.

(a)   Use of Proceeds.  Section 6.7 of the Loan Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended, in violation of such Regulation U.”

(b)   Sale of Assets, Consolidation, Mergers, Dissolution, etc.  Section 9.7(b) of the Loan Agreement is hereby amended by adding the following new Section 9.7(b)(ix) at the end  thereof:

“(ix) the issuance and sale by any Subsidiary of Borrower of its Capital Stock to Borrower or any Subsidiary of Borrower in a transaction not otherwise prohibited by this Agreement; or”

(c)    Encumbrances.  Notwithstanding anything to the contrary contained in Section 9.8 of the Loan Agreement, the terms thereof shall not apply to the right of any Subsidiary of Borrower to create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance with respect to Capital Stock of Borrower owned by such Subsidiary.

(d)   Indebtedness.  Section 9.9 of the Loan Agreement is hereby amended by adding the following new Section 9.9(p) at the end thereof:

“(p) to the extent not otherwise permitted by Section 9.9 hereof, any Indebtedness of a Subsidiary of Borrower to Borrower arising pursuant to loans or advances by Borrower to such Subsidiary permitted under Sections 9.10(g), 9.10(h), 9.10(j) or 9.10(l) hereof”.

(e)   Loans, Investments, Etc.

(i)        Notwithstanding anything to the contrary contained in Section 9.10(g) of the Loan Agreement, Section 9.10(g) shall not apply to any Finance Co. Investment.

(ii)       Section 9.10 of the Loan Agreement is hereby amended by adding the following new Section 9.10(l) at the end thereof:

“(l) any Finance Co. Investment.”

(f)    Dividends and Redemptions.

(i)        Section 9.11(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b)    any Subsidiary of Borrower may make payments to Borrower in respect of: (i)  dividends (including dividends made in shares of Capital Stock) or (ii) the redemption or repurchase of any of the Capital Stock of such Subsidiary;”

(ii)       Section 9.11(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c)     Borrower may pay dividends or Borrower or any Subsidiary of Borrower may redeem or repurchase any of the Capital Stock of Borrower, provided, that, as to any payment of such dividend or for such redemption or repurchase each of the following conditions is satisfied:

(i)  such payment shall be made with funds legally available therefor,

(ii) such dividend or redemption or repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower or such Subsidiary is a party or by which Borrower or such Subsidiary or either of their properties are bound,

(iii)  as of the date of the payment of such dividend or redemption or repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(iv)  as of the date of any payment in respect of such dividend or redemption or repurchase and after giving effect thereto, if there are any Loans or Letter of Credit Accommodations outstanding as of such date after giving effect to any such payment, (A) as of the date of any such payment, and after giving effect thereto, Excess Availability shall be not less than $20,000,000 and (B) as of the date of any such payment and after giving effect thereto, the aggregate amount of all payments in respect of Permitted Transactions shall not exceed $75,000,000 in the fiscal year of Borrower ending October 31, 2006 or $50,000,000 in any fiscal year thereafter,”

(g)   Transactions with Affiliates.  Section 9.12(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a)  purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of Borrower, except (i) in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business (as the case may be) and upon fair and reasonable terms no less favorable to Borrower than Borrower  would obtain in a comparable arm’s length transaction with an unaffiliated person; or (ii) to the extent not otherwise permitted by clause (i) hereof, the purchase or other acquisition by Borrower or Finance Co. from Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Fund, Ltd., Third Point Ultra Ltd., Third Point Resources L.P., and Third Point Resources Ltd. of Capital Stock of Borrower in an aggregate amount not to exceed the aggregate amount permitted for redemptions, retirements, purchases or other acquisitions of such Capital Stock under Section 9.11(c) hereof, upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm’s length transaction with an unaffiliated person; or”

(h)   Permitted Transactions.

(i)           Sections 9.9(e)(v)(B)(2) and 9.9(o)(vi)(B)(2) of the Loan Agreement are each hereby deleted in their entirety and replaced with the following:  “as of the date of any such payment and after giving effect thereto, the aggregate amount of all payments in respect of Permitted Transactions shall not exceed $75,000,000 in the fiscal year of Borrower ending October 31, 2006 or $50,000,000 in any fiscal year thereafter,”.

(ii)          Section 9.9(o)(vi)(B)(3) of the Loan Agreement is hereby amended to delete the words “at any time the aggregate amount of all such payments together with the aggregate amount of all payments in respect of Permitted Transactions exceed $50,000,000 in any fiscal year” in such section and replace them with the following:  “at any time the aggregate amount of all such payments together with the aggregate amount of all payments in respect of Permitted Transactions exceed $75,000,000 in the fiscal year of Borrower ending October 31, 2006 or $50,000,000 in any fiscal year thereafter,”.

3.     Consent.  Agent and Lenders hereby consent and agree that, notwithstanding anything to the contrary in Section 5 of the Loan Agreement or otherwise, neither Agent nor any of the Lenders shall be entitled to (i) a pledge of, or a security interest or other lien in, the Capital Stock of Finance Co. or any assets of Finance Co. or (ii) a guaranty by Finance Co. of any of the Obligations.

4.     Representations and Warranties.  Borrower represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Agent (or Agent on behalf of Lenders) to Borrower:

(a)   As of the date hereof and after giving effect to the consents provided for herein, no Default or Event of Default exists or has occurred and is continuing.

(b)   This Amendment No. 8 and each other agreement or instrument to be executed and delivered by Borrower in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of Borrower and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

5.     Conditions Precedent.  The effectiveness of the consents contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)   Agent shall have received an executed original or executed original counterparts of this Amendment No. 8 (as the case may be), duly authorized, executed and delivered by Borrower;

(b)   Agent shall have received such approvals of the Lenders to the terms of this Amendment No. 8 as may be required in the determination of Agent under the terms of the Loan Agreement; and

(c)   Agent shall have received a true and correct copy of any consent, waiver or approval to or of this Amendment No. 8 which Borrower is required to obtain from any other Person, and such consent, waiver or approval shall be in form and substance satisfactory to Agent.

6.     Provisions of General Application.

(a)   Effect of this Amendment.  Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Amendment No. 8 and the other Financing Agreements, the terms of this Amendment No. 8 shall control.  The Loan Agreement and this Amendment No. 8 shall be read and construed as one agreement.

(b)   Further Assurances.  Each party hereto agrees that, if reasonably requested by any other party hereto, it will enter into such additional documents and take such additional actions as may be necessary to effectuate the purposes of this Amendment No. 8.

(c)   Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

(d)   Binding Effect.  This Amendment No. 8 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(e)   Counterparts.  This Amendment No. 8 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment No. 8, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendments No. 8 by telefacsimile shall have the same force and effect as delivery of an original manually executed counterpart of this Amendment No. 8.  Any party delivering any executed counterpart of this Amendment No. 8 by telefacsimile shall also deliver an original manually executed counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Amendment No. 8 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be duly executed and delivered by their authorized officers as of the date and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION,
successor by merger to Congress Financial Corporation,
as Agent and as Lender

By:	/s/ Thomas Grabosky

Title:	Director

AEP INDUSTRIES INC.

By:	/s/ James B. Rafferty

Title:	Vice President and Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Rebecca A. Ford

Title:	Duly Authorized Signatory